UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Senior Vice President, New Product Strategy and Development

Enanta Pharmaceuticals, Inc. has appointed Timothy D. Ocain, Ph.D. as its Senior Vice President, New Product Strategy and Development, effective as of Dr. Ocains’s commencement of employment on January 30, 2014.

Since 2010, Dr. Ocain has been an independent biotechnology consultant providing consulting services to a variety of companies while living in Minnesota. From 2006-2009, he was Senior Vice President, Research and Development of Seaside Therapeutics, a biotechnology company focused on neurodevelopmental disorders. Previously, he worked at Millennium Pharmaceuticals from 1998-2006, most recently as Vice President, Inflammation Discovery, and before that he worked at Procept and Wyeth-Ayerst Research. Dr. Ocain received his B.S. in Biological Sciences from the University of Wisconsin-Eau Claire, his Ph.D. in Pharmaceutical Chemistry from the University of Wisconsin-Madison and completed his post-Doctoral Fellowship in Chemistry at the University of Minnesota.

Dr. Ocain will be paid a base salary of $300,000 per year and will be eligible to earn a performance-based bonus of up to 30% of his base salary. Dr. Ocain was granted a stock option for 70,000 shares, of which 25% of the shares will vest on the one year anniversary of the date of grant, and the remaining shares will vest in twelve substantially equal quarterly installments following that date. As an inducement to move to the Boston, Massachusetts area, Dr. Ocain also received a signing bonus of $70,000 and is entitled to receive reimbursement of up to $26,100 for temporary living and travel expenses to work at Enanta during the next six months and up to a total of $33,550 for moving costs for moving his family from Minnesota and a portion of his closing costs for the purchase of a new home in the Boston area.

Enanta has entered into an employment agreement with Dr. Ocain which is otherwise on the same terms as the agreements executed with each of Enanta’s executive officers other than the Chief Executive Officer, including the terms of severance if he is terminated without cause or is terminated after a change in control without cause or constructively terminated.

The foregoing description of his employment agreement is qualified in its entirety by reference to the actual form of employment agreement for executive officers other than the chief executive officer, which was filed as Exhibit 10.17 to the Company’s registration statement on Form S-1/A on March 5, 2013 and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer